UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 1, 2020 (September 1, 2020)

Humana Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-05975	61-0647538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W. Main Street, Louisville, Kentucky 40202
(Address of Principal Executive Offices, and Zip Code)

(502) 580-1000
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HUM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Members of Humana Inc.’s (the “Company”) senior management team are scheduled to meet with investors at various times between September 1, 2020 and September 30, 2020. During the meetings, while continuing to acknowledge the inherent uncertainty surrounding the ongoing 2019 coronavirus (“COVID- 19”) crisis and reiterating that it has withdrawn its additional detailed financial guidance given the likelihood of significant variability of results by financial statement line item (and related ratios), the Company intends to revise its diluted GAAP earnings per common share (“EPS”) guidance for the year ending December 31, 2020 (“FY 2020”) to a range of $23.74 to $24.24, from the previous range of $17.36 to $17.86, reflecting the current impact of the change in fair market value of publicly-traded equity securities, as well as receipt of payments associated with the commercial risk corridor receivables previously written off. The Company intends to reaffirm its expectation of $18.25 to $18.75 in adjusted earnings per common share (“Adjusted EPS”) for FY 2020, reflecting certain measures taken to date and expected to be taken during the rest of the year on behalf of the Company’s members, provider partners, communities and other constituencies. The date and time of presentations to investors are available via the Investor Relations calendar of events on Humana’s website at humana.com.

The Company has included Adjusted EPS in this current report, a financial measure that is not in accordance with Generally Accepted Accounting Principles (“GAAP”). Management believes that this measure, when presented in conjunction with the comparable measure of GAAP EPS, is useful to both management and its investors in analyzing the Company’s ongoing business and operating performance. Consequently, management uses Adjusted EPS as an indicator of the Company’s business performance, as well as for operational planning and decision making purposes. Adjusted EPS should be considered in addition to, but not as a substitute for, or superior to, GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS follows:

Diluted earnings per common share	FY 2020 Guidance
GAAP	$23.74 - $24.24
Amortization of identifiable intangibles	0.51
Put/call valuation adjustments associated with the Company’s non-consolidating minority interest investments	.40
Change in fair market value of publicly-traded equity securities*	($3.05)
Receipt of commercial risk corridor receivables previously written off	($3.35)
Adjusted (non-GAAP) – FY 2020 projected	$18.25 to $18.75

* Current net unrealized gains associated with investments in publicly-traded equity securities based on the market value of such investments as of August 31, 2020. The future value change of these investments, their impact on GAAP EPS, and the related non-GAAP adjustment will fluctuate based on the public trading value of the stock. The guidance set forth herein assumes no further change in the fair value of these investments.

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Cynthia H. Zipperle
Cynthia H. Zipperle
Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

Dated:    September 1, 2020